United States
Securities And Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 11, 2004

LODGIAN, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14537	52-2093696

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

3445 Peachtree Road, N.E
Suite 700, Atlanta, Georgia	30326

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(404) 364-9400

SIGNATURES
EX-99.1 PRESS RELEASE DATED 2/11/04

ITEM 5.     OTHER EVENTS AND REQUIRED FD DISCLOSURE.

         On February 11, 2004, Lodgian, Inc. announced it would hold its Annual Meeting of Stockholders on April 8, 2004 at 10:00 a.m., Atlanta Time, at the Georgia Society of CPAs, Atlanta Financial Center, North Tower, Suite 400, 3353 Peachtree Road N.E., Atlanta, Georgia 30326 and that stockholder proposals must be received by Lodgian no later than close of business on February 27, 2004 to be eligible for inclusion in Lodgian’s proxy materials for its 2004 Annual Meeting. A copy of Lodgian’s press release is furnished as Exhibit 99.1 to this report on Form 8-K.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

         99.1     Press Release dated February 11, 2004

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2004	Lodgian, Inc.

	By:	/s/ Daniel E. Ellis

Daniel E. Ellis Senior Vice President and Secretary